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                                                                  EXHIBIT 10 (i)

                             AMERICAN STANDARD INC.

                      LONG-TERM INCENTIVE COMPENSATION PLAN

                (As Amended and Restated as of December 5, 1996)


Section 1.                 Definitions

         Whenever used herein, the following terms shall have the meanings set forth below. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall also indicate the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

A. ASCI means American Standard Companies Inc., a Delaware corporation, which is the successor in interest to ASI Holding Corporation.

B.       ASCI Board means the Board of Directors of ASCI.

C. ASCI Committee means the Management Development and Nominating Committee, or such other committee appointed by the ASCI Board, consisting of three or more persons who may or may not be directors or officers of the Company or ASCI.

D.       ASI Board means the Board of Directors of the Company.

E. ASI Committee means the Management Development and Nominating Committee, or such other committee appointed by the ASI Board, consisting of three or more persons who may or may not be directors or officers of the Company or ASCI, to administer this Trust Agreement.

F.       Award Opportunity or Long-Term Award Opportunity means,

         (i) with respect to any Performance Period in the case of a Participant who is not a Prior Participant, his Compensation Multiple for such Period, provided that, if such Participant is a Qualified Participant,

                  (a) his Award Opportunity for each of the 1990-1992, 1991-1993, 1992-1994 and 1993-95 Performance Periods
                           shall not be less than his Total Compensation Level for such Period, and

                  (b) his Award Opportunity for any Performance Period beginning after December 31, 1992 shall not be less than his Total Compensation Level for the 1992-1994 Performance Period;
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         (ii)     with respect to any Performance Period beginning before
                  January 1, 1992 in the case of a Prior Participant, his Award opportunity for any such Period shall be his Total Compensation Level for such Period.

G. Beneficiary means any one person or trust appointed by a Participant in an unrevoked writing filed with the ASI Committee directing that, in the event of such Participant's death, payments to which such Participant shall become entitled hereunder shall be paid to such Beneficiary; provided that a Participant's Beneficiary shall be deemed to be the estate or legal representative of such Participant if such written appointment is revoked and not replaced by another such written appointment filed with the ASI Committee, or if the Beneficiary appointed by a Participant fails to survive him.

H.       Change of Control means the occurrence of any of the following events:

         (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of ASCI representing 15% or more of the combined voting power of ASCI's then-outstanding securities (a "15% Beneficial Owner"); provided, however, that
                  (a) the term "15% Beneficial Owner" shall not include (1) Kelso ASI Partners, L.P. and Kelso American Standard Partners, L.P. ("Kelso") and their affiliates or their immediate transferees provided that any such transferee holding 15% or more of the combined voting power of ASCI's outstanding securities following any such transfer does not following or concurrently with such transfer acquire any additional shares of such securities except from Kelso or any of their affiliates or (2) any Beneficial Owner who has crossed such 15% threshold solely as a result of an acquisition of securities directly from ASCI, or solely as a result of an acquisition by ASCI of ASCI's securities, until such time thereafter as such person acquires additional voting securities other than directly from ASCI and, after giving effect to such acquisition, such person would constitute a 15% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Act with respect to ASCI securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10% of the combined voting power of ASCI's then-outstanding securities;

         (ii) during any period of two consecutive years beginning after December 1, 1996, individuals who at the beginning of such period constitute the ASCI Board together with those individuals who first become directors during such period (other than by reason of an agreement with ASCI or the ASCI Board in

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                  settlement of a proxy contest for the election of directors)
                  and whose election or nomination for election to the ASCI Board was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the ASCI Board;

         (iii) the shareholders of ASCI approve a merger, consolidation, recapitalization or reorganization of ASCI, or a reverse stock split of any class of voting securities of ASCI, or the consummation of any such transaction if shareholder approval is not obtained, other than such transaction which would result in at least 75% of the total voting power represented by the voting securities of ASCI or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of ASCI outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), (a) such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of ASCI or of such surviving entity or of any Subsidiary of ASCI or such surviving entity and (b) voting securities beneficially owned by such persons who receive them other than as holders of voting securities of ASCI outstanding immediately prior to such transaction shall not be taken into account for purposes of determining whether such 75% threshold (or such relative voting power) is satisfied;

         (iv) the shareholders of ASCI approve a plan of complete liquidation or dissolution of ASCI or an agreement for the sale or disposition of all or substantially all the assets of ASCI unless following the completion of such liquidation or dissolution, or such sale or disposition, the 75% threshold (and relative voting power) requirements set forth in sub-paragraph (iii) above are satisfied; or

         (v) any other event which the ASCI Committee determines shall constitute a Change of Control for purposes of this Plan;

         provided, however, that a Change of Control shall not be deemed to have occurred if one of the following exceptions applies:

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         (1)      Unless a majority of the Continuing Directors and of the ASCI
                  Committee determine that the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of ASCI: (A) any person who has entered into a binding agreement with ASCI, which agreement has been approved by two-thirds of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with ASCI (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by ASCI or any Subsidiary of ASCI; (C) any Subsidiary of ASCI; or
                  (D) ASCI.

         (2) Unless a majority of the Continuing Directors and the ASCI Committee determine that the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by or of ASCI of or by another entity (whether by the merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of ASCI, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the ASCI Board, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the ASCI Board or of such other board of directors.

         Notwithstanding the foregoing, unless otherwise determined by a majority of the Continuing Directors, no Change of Control shall be deemed to have occurred with respect to a particular Participant if the Change of Control results from actions or events in which such Participant is involved in a capacity other than solely as an officer, employee or director of ASCI.

         For purposes of the foregoing definition of Change of Control, the term "Beneficial Owner," with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on December 1, 1996) under the Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing);

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         provided, however, that (i) a person shall not be deemed the Beneficial
         Owner of any security as a result of any agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the rules and regulations thereunder, in either case described in clause
         (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

I.       Company means American Standard Inc., a Delaware corporation.

J. Compensation Multiple of a Participant (other than a Prior Participant) means his Performance Period Compensation Rate, multiplied by 1.7 in the case of the Chief Executive Officer, by 1.3 in the case of senior officers, and by 1.2 in the case of all other officers.

K. Employee means any person who is employed by ASCI, the Company or a Subsidiary of ASCI or the Company on a full-time basis.

L. Maximum Goal means, with respect to any Performance Period, such measure or measures of performance of the Company and Subsidiaries relative to and exceeding the Target Goal for such Period as the ASI Committee shall select.

M. Maximum Payout means the percentage of the Award Opportunities for a Performance Period specified by the ASI Committee pursuant to Section 4(a) as the value of such Award opportunities in the event of attainment of the Maximum Goal for such Period.

N. Minimum Goal means, with respect to any Performance Period, such measure or measures of performance of the Company and Subsidiaries relative to and below the Target Goal for such Period as the ASI Committee shall select.

O. Minimum Payout means the percentage of the Award Opportunities for a Performance Period specified by the ASI Committee pursuant to Section 4(a) as the value of such Award opportunities in the event of attainment of the Minimum Goal for such Period.

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P.       Participant means a duly elected officer of ASCI or the Company who is also an Employee and any officer of any Subsidiary of ASCI or the Company who is designated by the ASI Committee as eligible to participate in the Plan.

Q. Performance Period or Period means a period which shall start at the beginning of each calendar year, commencing with the year 1989, and which shall extend for the number of consecutive calendar months (which shall be no less than 24 and no more than 48) fixed by the ASI Committee pursuant to Section 4(a).

R. Performance Period Compensation Rate of a Participant (other than a Prior Participant) for any Performance Period means his average annualized compensation rate during such Period, determined by multiplying by twelve the result obtained by dividing (x) the aggregate of all base salary payments (including contributions pursuant to Sec. 401(k) and deductions pursuant to Sec. 125 of the Internal Revenue
         Code) received by such Participant during his participation in such Performance Period by (y) the number of whole and partial months of such Participant's participation in such Performance Period.

S.       Plan means this American Standard Inc. Long-Term Incentive Compensation
         Plan.

T. Prior Participant means a former Participant who was not an Employee after December 31, 1991.

U. Qualified Participant means a Participant whose participation in the Plan began on or before January 1, 1992 and who was an Employee on that date.

V.       Share means a share of the Common Stock, par value $0.01, of ASCI.

W. Subsidiary means any corporation a majority of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the corporation in question.

X. Target Goal means, with respect to any Performance Period, such measure or measures of desired performance of the Company and the Subsidiaries for such Period as the ASI Committee shall select.

Y. Total Compensation Level of a Qualified or Prior Participant for any Performance Period means the product of

         (i) the percentage assigned by the Company with respect to his salary grade in effect at the beginning of such Period, multiplied by the sum of

         (ii) the midpoint of such salary grade plus the Annual Incentive Compensation Plan Target Award last assigned to such salary grade before the beginning of such

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         Performance Period.



Section 2.         Purpose

                  The purpose of this Plan is to provide Participants with the opportunity to earn financial rewards that are commensurate with the future success of ASCI, the Company and the Subsidiaries and are consistent with compensation opportunities made available to similarly situated executives in similar-sized organizations.



Section 3.        Administration

                  The Plan shall be administered by the ASI Committee. In addition to such functions and responsibilities specifically assigned to the ASI Committee under the Plan, the ASI Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise such rules and regulations and to make all such determinations relating to Plan as it may deem necessary or desirable for the administration of the Plan. Determinations, interpretations or other actions made or taken by the ASI Committee shall, prior to a Change of Control, be final, binding and conclusive for all purposes and upon all persons.



Section 4. Establishment of Performance Periods, Goals and Long-Term Award Opportunities

                  (a) Performance Periods and Goals. The ASI Committee shall fix the duration of each Performance Period at the beginning of such Period and shall at that time establish a Target Goal for such Period. At the same time or at any time thereafter the ASI Committee may establish either or both of a Minimum Goal and a Maximum Goal for such Period. If a Minimum Goal is established, the ASI Committee shall at the same time specify the Minimum Payout for such Minimum Goal, and if a Maximum Goal is established, the Committee shall at the same time specify the Maximum Payout for such Maximum Goal.

                  (b) Grant of Award Opportunities. At the beginning of each Performance Period, the ASI Committee shall assign to each Participant an Award Opportunity with respect to such Period.

                  (c) Adjustments. After the beginning of any Performance Period, the ASI Committee may, in its discretion, modify the Target Goal for such Period and, if established, the Minimum and Maximum Goals for such Period and the Minimum and Maximum Payouts

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with respect thereto, if any such modification is warranted by material acquisitions, dispositions, changes in accounting practices, changes in strategy or any other factor or event that, in the judgment of the ASI Committee, merits such modification.

Section 5.        Valuation and Payment of Award Opportunities

                  (a) Determination of Award Opportunities Earned. At the end of each Performance Period, the ASI Committee shall determine the level of actual performance of the Company and the Subsidiaries during such Period as measured against the Target Goal and (if established) the Minimum and Maximum Goals for such Period; provided, however, that such determinations may be made by the ASI Committee, in its discretion, before the end of such Performance Period if the ASI Committee determines that any such Goal has been attained before the end of such Period. Based on such determination of actual performance level, the ASI Committee shall then value the Award Opportunities for such Performance Period, which value shall be:

         A. zero (in which case no payments will be made with respect to such Award Opportunities) if (x) the Minimum Goal for such Performance Period is not achieved or (y) the Target Goal for such Period is not achieved and no Minimum Goal was established for such Period;

         B. if a Minimum Goal was established for such Performance Period, a percentage of such Award Opportunities (which shall be no less than the Minimum Payout with respect to such Minimum Goal but no more than 99%) corresponding to the performance level of the Company and the Subsidiaries falling short of the Target Goal but achieving or exceeding such Minimum Goal;

         C. 100% of such Award Opportunities if (x) the Target Goal for such Period is achieved or (y) such Target Goal is exceeded and no Maximum Goal was established for such Period;

         D. if a Maximum Goal was established for such Performance Period, a percentage of such Award Opportunities (which shall be more than 100% but less than the Maximum Payout with respect to such Maximum Goal) corresponding to the performance level of the Company and the Subsidiaries exceeding the Target Goal but falling short of such Maximum Goal; and

         E. if the Maximum Goal established for such Performance Period is achieved, the Maximum Payout with respect to such Maximum Goal;

provided, however, notwithstanding any other provision of this Plan or any Award Opportunity,

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in the event of a Change of Control, all Performance Periods shall end, each
Participant's Target Goal for each such Performance Period shall be deemed to have been achieved and each Participant shall receive a payment equal to 100% of such Participant's Award Opportunity with respect to each such Performance Period.

As soon as practicable after such performance level determination and Award Opportunity valuation are made for a Performance Period, each Participant having an Award Opportunity for such Period shall, subject to Section 5(b) and Section 6, receive a payment equal to the value (if greater than zero) of such Award Opportunity.

                  (b) Elective Deferral. At the request of a Participant, the ASI Committee may, in its discretion, provide for the deferral of payments due hereunder to such Participant on such terms and conditions, and subject to such procedures, as the ASI Committee may establish.



Section 6.        Prorations and Forfeitures

                  (a) Death, Disability, Good Reason and Retirement. Except as otherwise provided in Section 6(c),

                           (i) if a Participant ceases to be an Employee during any Performance Period due to Disability, death, termination for Good Reason or retirement under any retirement plan of ASCI, the Company or a Subsidiary of ASCI or the Company, or

                           (ii) if an Employee becomes a Participant with respect to any Performance Period after the beginning of such Performance Period,

such Participant or former Participant (or, in the event of the latter's death, his Beneficiary) shall receive, if and when payments with respect to Award Opportunities for such Performance Period are made, a payment equal to a fraction of the value, as determined by the ASI Committee pursuant to Section 5(a), of such Participant's or former Participant's Award Opportunity (if any) with respect to such Performance Period. The numerator of such fraction shall be the number of days that such Participant or former Participant was a Participant during such Period and the denominator shall be the total number of days in such Period.

                  (b) Other Terminations. If a Participant ceases to be an Employee during any Performance Period otherwise than due to Disability, death, termination for Good Reason or retirement under any retirement plan of ASCI, the Company or a Subsidiary of ASCI or the

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Company, such Participant shall forfeit all rights to any and all of his Award
Opportunities the values of which had not yet been paid, provided that, except as otherwise provided in Section 6(c), the ASI Committee, in its discretion, may waive such forfeiture in whole or in part.

                  (c) Cause. A Participant who ceases to be an Employee due to termination for Cause shall forfeit all rights to any and all of his Award Opportunities, the values of which had not yet been paid, notwithstanding that such Participant may be eligible to retire under a retirement plan of ASCI, the Company or a Subsidiary of ASCI or the Company.

                  (d) Definitions. For purposes of Sections 6(a), (b) and (c), the terms "Cause," "Good Reason" and "Disability" have the meanings set forth in Annex A to this Plan.



Section 7.        Form of Payments and Withholdings

                  All payments hereunder shall, at the discretion of the ASI Committee, be in cash, Shares or a combination of such Shares and cash, net of any federal, state, local or foreign tax and social security withholdings that the Company or ASCI, in its sole judgment, shall deem appropriate, with any Shares included in any such payment subject to such terms, conditions and restrictions as shall be adopted by the ASI Board on the ASI Committee's recommendation.



Section 8.        Payments upon a Change of Control

                  Notwithstanding any other provision of this Plan or any Award Opportunity, in the event of a Change of Control, (x) the Company shall make all payments hereunder in a single lump sum payment, in cash, Shares or a combination of such Shares and cash, to each Participant within ten (10) days of such Change of Control, and (y) Participant may elect to receive any or all payments hereunder in cash.



Section 9.        Non-Transferability

                  None of a Participant's rights or interests (including any amounts payable) hereunder, may be assigned or pledged, nor may any such right or interest be transferred except, in the event of a Participant's death, to his Beneficiary.





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Section 10.       Beneficiaries

                  Any payments due under this Plan to a deceased Participant shall be paid to his Beneficiary. A Beneficiary appointment may be changed or revoked by a Participant at any time, provided that the change or revocation is in writing and filed with the ASI Committee.



Section 11.       Rights of Employment

                  Participation in the Plan shall not confer upon any Participant any right to continue to be an officer of ASCI, the Company or any Subsidiary of ASCI or the Company or to continue to be an Employee, nor shall Participation in the Plan interfere in any way with the right of ASCI, the Company or a Subsidiary of ASCI or the Company at any time to terminate a Participant's employment.



Section 12.       Expenses

                  All expenses of administering the Plan shall be borne by the Company and ASCI and shall not be charged to any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or ASCI.


Section 13.       Relationship to Other Benefits

                  No payment under the Plan shall be taken into account in determining any payments, benefits, coverage levels or participation rates under any other incentive compensation plan of the Company or ASCI, or under any pension, retirement, profit sharing, group insurance or other benefit plan of ASCI, the Company or any Subsidiary of ASCI or the Company.



Section 14.       Effective Date; Amendments and Termination; Governing Law

                  (a) The Plan shall become effective upon its adoption by the ASI Board.

                  (b) The ASI Board, upon recommendation of the ASI Committee, shall have the right to amend, suspend, or terminate the Plan at any time; however, no such action of the ASI Board shall diminish, reduce, alter, or impair a Participant's rights with respect to any Award Opportunities assigned to him before the date of such amendment, suspension, or

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termination of the Plan without the consent of such Participant.

                  (c) This Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to any principles of conflict of laws.

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                                     ANNEX A

                      LONG-TERM INCENTIVE COMPENSATION PLAN



         "Cause" means a Participant's (A) willful and continued failure substantially to perform his duties with the Company or any Subsidiary of the Company (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness), after a demand for substantial performance is delivered to such Participant by the Chairman of the ASI Board or officer of equivalent authority which specifically identifies the manner in which it is believed that such Participant has not substantially performed his duties, or (B) the willful engaging by such Participant in illegal misconduct materially and demonstrably injurious to the Company or any Subsidiary of the Company or to the trustworthiness or effectiveness of the Participant in the performance of his duties. For purposes hereof, no act, or failure to act, on such Participant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the ASI Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by such Participant in good faith and in the best interest of the Company or such Subsidiary of the Company.

         "Good Reason" means any of the following:

                  (A) an adverse change in a Participant's status or position(s) as an executive of the Company or of a Subsidiary of the Company, any adverse change in a Participant's status or position as an executive of the Company or of a Subsidiary of the Company as a result of a material diminution in his duties or responsibilities or a relocation of a Participant's principal place of employment to a location which is at least 50 miles further from such Participant's principal residence than his or her current location or the assignment to him of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of him from or any failure to reappoint or reelect him to such position(s) (except in connection with the termination of his employment for Cause, Disability or retirement or as a result of his death or by him other than for Good Reason);

                  (B) a reduction by the Company or such Subsidiary of the Company in such Participant's base salary;

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                  (C) the taking of any action by the Company or such Subsidiary of the Company (including the elimination of a plan without providing substitutes therefor or the reduction of his awards thereunder) that would substantially diminish the aggregate projected value of such Participant's awards under the Company's or such Subsidiary of the Company's bonus and benefit plans in which he was participating at the time of the taking of such action;

                  (D) the taking of any action by the Company or such Subsidiary of the Company that would substantially diminish the aggregate value of the benefits provided him under the Company's or such Subsidiary of the Company's medical, health, accident, disability, life insurance, thrift and retirement plans in which he was participating at the time of the taking of such action; or

                  (E) any purported termination by the Company or such Subsidiary of the Company of his employment that is not effected for Cause.

Notwithstanding the foregoing, a termination for Good Reason shall not have occurred

         (i) if the Participant consented in writing to the event giving rise to the "Good Reason", or

         (ii) with regard to the occurrence of the events described in paragraphs (B), (C) or (D) above prior to a Change of Control, if such reductions or actions are proportionate to the reductions or actions applicable to other employees in similar positions pursuant to a cost savings plan.

         "Disability" means a Participant's inability, due to reasonably documented physical or mental illness, for more than six months to perform his duties with the Company or a Subsidiary of the Company on a full time basis if, within 30 days after written notice of termination has been given to such Participant, he shall not have returned to the full time performance of his duties.


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